                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           CINERGY RETAIL POWER, L.P.

     The  undersigned,  desiring to form a limited  partnership  pursuant to the
Delaware Revised Uniform Limited  Partnership Act, 6 Delaware Code,  Chapter 17,
does hereby certify as follows:

     I. The name of the limited partnership is Cinergy Retail Power, L.P.

     II.  The  address  of the  Partnership's  registered  office  shall be: The
Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle,
Delaware. The name of the Partnership's  registered agent for service of process shall be: The Corporation  Trust Company,  1209 Orange Street,  Wilmington,  New
Castle County, Delaware.

     III. The name and mailing address of the general partner is as follows:

            NAME                                 ADDRESS
            ----                                 -------

Cinergy Retail Power General, Inc.        139 East 4th Street
                                          Cincinnati, Ohio 45202

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Limited Partnership of Cinergy Retail Power, L.P., as of August 8, 2001.

                                              Cinergy Retail Power General, Inc.
                                              (Its General Partner)

                                              By: /s/ Jerome A. Vennemann
                                                  ------------------------
                                                  Authorized Officer